Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Reports Fiscal 2017 First Quarter Results

Separately Company Announces Acquisition of Generic Products and Related Assets of Citron Pharma

Management to Host Conference Call on November 3, 2016 at 9:00 a.m. ET

PORT WASHINGTON, N.Y., November 2, 2016 — ACETO Corporation (Nasdaq: ACET), focused on the global marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, announced today financial results for the first quarter of fiscal 2017 ended September 30, 2016.

First Quarter Fiscal 2017 versus First Quarter Fiscal 2016

•	Net sales of $128.0 million versus $133.5 million, a 4.1% decrease
•	Gross profit of $30.8 million versus $34.6 million, a 10.8% decrease
•	Net income of $4.4 million versus $9.3 million, a 52.8% decrease
•	Diluted EPS of $0.15 versus $0.32, a 53.1% decrease
•	Non-GAAP Adjusted Net Income of $8.3 million versus $11.0 million, a 24.7% decrease
•	Non-GAAP Adjusted EPS of $0.28 versus $0.37, a 24.3% decrease

Management Commentary

“Our first quarter results fell below last year due to lower revenue and gross profit in our Human Health segment partially offset by gains in Pharmaceutical Ingredients and Performance Chemicals,” said Sal Guccione, Chief Executive Officer of ACETO. “In our Human Health segment, Rising Pharmaceuticals experienced increased competition for certain products which began in the fourth quarter of fiscal 2016, while Pharmaceutical Ingredients benefited from favorable mix and Performance Chemicals saw a boost from increased agricultural protection product sales.”

Mr. Guccione added, “Also in the first quarter, Rising experienced product launch delays and backorders of some products which have continued into the second quarter. Nevertheless, we are maintaining our launch plans for fiscal 2017 and still plan to launch 12 to 15 new generic products during this fiscal year. Although we now expect to launch most of the new products and resolve the backorders in the second half of the year, the negative impact of these developments will weigh on our results for the first half of 2017.

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“Regarding our fiscal 2017 full-year guidance, we have two crosscurrents at work: the near-term headwinds at Rising and the longer-term tailwind we expect to benefit from following the completion of the just announced acquisition of generic products and related assets of Citron Pharma. Absent the acquisition, our fiscal 2017 outlook has changed. We now expect ACETO’s fiscal year 2017 sales growth to be in the low-single digit percentage range and non-GAAP Adjusted EPS to be lower than last year by a mid-single digit percentage. On a GAAP basis, which will be negatively impacted by the aforementioned items as well as the transaction-related expenses, EPS is expected to be below last year by a low-double digit percentage. Including the contribution of Citron for the second half of fiscal 2017, we expect full-year sales growth to be in the 20% range, non-GAAP Adjusted EPS growth to be in the mid-single digit percentage range and GAAP EPS to be behind last year by approximately 20% reflecting deal-related costs and non-cash purchase accounting charges,” concluded Mr. Guccione.

First Quarter Financial Review

Net sales for the first quarter of fiscal 2017 were $128.0 million, a decrease of 4.1% from $133.5 million reported in the first quarter of fiscal 2016. Total Company gross profit was $30.8 million, a decrease of 10.8%, compared to $34.6 million in the first quarter of fiscal 2016. Gross margin for the first quarter was 24.1% compared to 25.9% in the prior year period.

Human Health segment sales were $47.9 million, a decrease of 16.7%, compared to $57.5 million for the first quarter of fiscal 2016. The revenue decrease was primarily due to increased competition and price erosion on certain products at Rising. Nutritional product sales also decreased in the first quarter versus the prior year’s period, with the decline primarily occurring abroad. Gross profit for the Human Health segment was $14.2 million, a decrease of 30.1%, compared to $20.3 million for the first quarter of fiscal 2016. Gross margin for the first quarter was 29.7%, compared to 35.3% in the prior year period. The decrease in gross margin was primarily due to the sales decline at Rising, which was primarily driven by increased competition on certain products, as well as an unfavorable product mix and back orders on select products.

Pharmaceutical Ingredients segment sales were $40.6 million, an increase of 5.9%, compared to $38.4 million for the first quarter of fiscal 2016. The segment’s sales increase was driven by higher volumes of intermediates sold abroad. Gross profit in the quarter was $7.0 million, a 13.7% increase compared to $6.1 million for the first quarter of fiscal 2016. Gross margin for the first quarter was 17.1%, compared to 15.9% in the prior year period. The increase in gross profit and margin was driven by higher international sales of intermediates and a more favorable product mix in APIs.

Performance Chemicals segment sales were $39.5 million, an increase of 4.9%, compared to $37.7 million for the first quarter of fiscal 2016, due to higher sales of agricultural protection products. Gross profit was $9.7 million, an increase of 18.7%, compared to $8.2 million for the first quarter of fiscal 2016. Gross margin was 24.5% for the first quarter, compared to 21.7% in the prior year period. The increase in gross profit and margin was primarily due to increased sales volume and more favorable product mix within Agricultural Protection Products.

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Total selling, general and administrative expenses were $21.0 million compared to $17.6 million in the same period last year, a 19.2% increase, with $1.8 million of the increase attributable to transaction costs associated with the announced acquisition of products from Citron Pharma and the remainder related to key management additions and annual compensation adjustments. Research and Development expenses in the first quarter totaled $1.0 million compared to $1.4 million in the prior year period. The majority of R&D expenses are milestone based and fluctuate quarterly.

Operating income totaled $8.8 million, a decrease of 43.5% from the first quarter of fiscal 2016. Net income was $4.4 million, or $0.15 per diluted share, compared to net income of $9.3 million, or $0.32 per diluted share, for the comparable quarter of fiscal 2016. Non-GAAP Adjusted Net Income was $8.3 million in the first quarter, compared to $11.0 million in the prior period, a 24.7% decrease. Non-GAAP Adjusted Earnings per Share were $0.28, compared to $0.37 in the year ago first quarter, a 24.3% decrease.

Conference Call

Management will host a conference call to discuss the operating and financial results at 9:00 a.m. ET on Thursday, November 3, 2016. To participate in the conference call, please dial (800) 446-1671 or (847) 413-3362 approximately 10 minutes prior to the call. Please reference conference ID # 43519926.

The call is also being webcast with an accompanying presentation, which can be accessed through the investor relations section of the Company’s website, www.aceto.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software and download the presentation.

A telephone replay of the conference call will be available from 11:30 a.m. ET on November 3, 2016 until 11:59 p.m. ET on November 11, 2016 and may be accessed by calling (888) 843-7419 and referencing conference ID # 43519926. An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

Use of Non-GAAP Financial Information

In addition to U.S. GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. These measures, Adjusted Net Income and Adjusted EPS, are based upon net income excluding amortization of intangibles, debt extinguishment, amortization of debt discount and debt issuance costs and transaction costs related to acquisitions. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior periods’ results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate the performance of its business units.

Pursuant to the requirements of Regulation G, reconciliations of Adjusted Net Income and Adjusted EPS to U.S. GAAP net income and GAAP EPS are presented in the table Non-GAAP Reconciliation of this press release.

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About ACETO

ACETO Corporation, incorporated in 1947, is focused on the global marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO's global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make including the recently announced acquisition of products from Citron Pharma, LLC, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, the Company’s sales and earnings guidance and statements regarding the expected impact of the pending acquisition, product launches and the resolution of backorders.  ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:

LHA
Jody Burfening
jburfening@lhai.com

(212) 838-3777

(Financial Tables Follow)

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Aceto Corporation and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended
	September 30,
	2016	2015
Net sales	$128,018	$133,500
Cost of sales	97,179	98,919
Gross profit	30,839	34,581
Gross profit %	24.09%	25.90%

Selling, general and administrative expenses	21,024	17,633
Research and development expenses	1,050	1,430
Operating income	8,765	15,518

Other expense, net of interest expense	(1,985)	(535)

Income before income taxes	6,780	14,983
Income tax provision	2,395	5,685
Net income	$4,385	$9,298

Net income per common share	$0.15	$0.32

Diluted net income per common share	$0.15	$0.32

Weighted average shares outstanding:
Basic	29,518	28,983
Diluted	29,840	29,392

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Aceto Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands, except per-share amounts)

	(unaudited)
	September 30, 2016	June 30, 2016
Assets
Current Assets:
Cash and cash equivalents	$73,142	$66,828
Investments	1,910	881
Trade receivables: less allowance for doubtful accounts: September 30, 2016 $456; and June 30, 2016 $513	158,744	167,612
Other receivables	11,638	12,650
Inventory	104,456	98,107
Prepaid expenses and other current assets	4,324	3,339
Deferred income tax asset, net	1,843	3,244

Total current assets	356,057	352,661

Property and equipment, net	10,216	10,044
Property held for sale	6,868	6,868
Goodwill	67,880	67,871
Intangible assets, net	77,884	79,071
Deferred income tax asset, net	17,594	18,053
Other assets	8,196	6,210

Total Assets	$544,695	$540,778

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt	$197	$197
Accounts payable	49,271	46,034
Accrued expenses	43,729	52,675
Total current liabilities	93,197	98,906

Long-term debt, net	119,975	118,592
Long-term liabilities	6,651	6,344
Environmental remediation liability	6,372	3,352
Deferred income tax liability	8,677	9,142
Total liabilities	234,872	236,336

Commitments and contingencies

Shareholders' equity:
Preferred stock, 2,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value: (75,000 shares authorized; 30,049 and 29,595 shares issued and outstanding at September 30, 2016 and June 30, 2016, respectively)	300	296
Capital in excess of par value	118,053	115,667
Retained earnings	197,235	194,804
Accumulated other comprehensive loss	(5,765)	(6,325)
Total shareholders' equity	309,823	304,442

Total liabilities and shareholders' equity	$544,695	$540,778

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Aceto Corporation

Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)

(in thousands, except per share amounts)

	(unaudited) Three Months Ended September 30, 2016	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2016	(unaudited) Three Months Ended September 30, 2015	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2015

Net income, as reported	$4,385	$0.15	$9,298	$0.32

Adjustments:

Amortization of intangible assets	2,791	0.09	2,716	0.09
Transaction costs related to acquisitions	1,809	0.06	-	-
Amortization of debt discount (non-cash interest expense)	1,223	0.04	-	-
Amortization of debt issuance costs	209	0.01	-	-
Environmental remediation charge	170	0.01	-	-

Adjusted income excluding charges	10,587	0.36	12,014	0.41
Adjustments to provision for income taxes	2,310	0.08	1,019	0.04

Adjusted net income (Non-GAAP)	$8,277	$0.28	$10,995	$0.37

Diluted weighted average shares outstanding	29,840	29,840	29,392	29,392

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units. The Company does not provide reconciliations of GAAP and non-GAAP projections as such projections are intended for directional purposes only.

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